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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP]


                                                January 18, 2001

WorldPort Communications, Inc.
975 Weiland Road, Suite 160
Buffalo Grove, Illinois 60089

Ladies and Gentlemen:

          On the date hereof, WorldPort Communications, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission, a Registration Statement on Form S-8 (the "Registration Statement"), relating to 21,600,000 shares (the "Shares") of common stock, $.0001 par value per share (the "Common Stock"), of the Company which are issuable pursuant to the terms of the WorldPort Communications, Inc. 2000 Long-Term Stock Incentive Plan (the "Plan"). This opinion is an exhibit to the Registration Statement.

          We have at times acted as counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with certain corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with, or aware of, matters relating to the Company unless they are brought to our attention by representatives of the Company. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation, as presently in effect, its By-Laws, as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and stockholders, the Plan and such other documents and instruments relating to the Company and the proposed Plan as we have deemed
necessary under the circumstances.   In our examination of all such agreements,
documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. With respect to any matters concerning Delaware general corporate law involved in the opinions set forth below, any such opinions are based upon our reasonable familiarity with the Delaware General Corporation Law as a result of our reading of standard published
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WorldPort Communications, Inc.
January 18, 2001
Page 2


compilations of such laws. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

          Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized and, when issued in accordance with the terms set forth in the Plan (including upon the proper exercise of options granted pursuant to the Plan), the Shares will be validly issued, fully paid and nonassessable.

          It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares which any recipient thereof might propose to make.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

          This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.

                              Very truly yours,

                    /s/ Swidler Berlin Shereff Friedman, LLP

                    SWIDLER BERLIN SHEREFF FRIEDMAN, LLP